SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease ("Amendment") is made this 17th day of December, 2014 by and between **OMNICELL, INC.**, a Delaware corporation ("Tenant"), and **POINT PLACE, LLC**, a Tennessee limited liability company ("Landlord").

WITNESSETH:

WHEREAS, Tenant and Landlord entered into that certain Office Lease dated December 7, 2007, as amended by that certain First Amendment to Office Lease dated March 16, 2011 (together, the "Lease"); and

WHEREAS, Tenant wishes to exercise its right to its first Renewal Term under Section 3(e) of the Lease;

WHEREAS, the parties desire to amend the Lease to set forth the terms of the Renewal Term;

NOW THEREFORE, for and in consideration of the matters set forth herein, the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

1. Renewal Term. Tenant hereby exercises its right to its first Renewal Term under Section 3(e) of the Lease. The Renewal Term will commence on August 1, 2015.

2. Expiration Date. Section 1(b) of the Lease is hereby amended such that the Expiration Date of the Lease shall be December 31, 2020.

3. Adjusted Minimum Rent. Section 1(e) of the Lease is hereby amended such that, starting on August 1, 2015, Base Rent for the Premises shall be as set forth on the attached Base Rent Schedule, attached hereto as **Exhibit "A"** and hereby incorporated herein, and incorporated into the Lease.

4. Rental Abatement. For so long as Tenant is not in default hereunder, Tenant shall be entitled to four (4) months relief from Base Rent, being the months of August through November, 2015 (the "Abatement Period"), as shown on the Base Rent Schedule for months 1-4, and Tenant shall also be entitled to relief from Additional Rent during the Abatement Period. Notwithstanding the foregoing, Tenant shall be responsible for the cost of electricity to the Premises during the Abatement Period.

   In the event that Tenant defaults under the Lease at any time during the Term (as modified by this Amendment), during the Abatement Period or otherwise, Tenant will be responsible for the immediate payment of Base Rent and Additional Rent for the Abatement Period, or if the default is within the Abatement Period, then

for those months for which Base Rent and Additional Rent would have been due but for the Abatement Period.

5. Base Year Expense Stop. For purposes of calculating Tenant's Proportionate Share of Additional Rent for the Renewal Term, Base Year Expense Stop, as defined in Addendum 2 of the Lease, shall mean $5.14 per rentable square feet of space in the Building. In Addendum 2, January 1, 2011 is hereby deleted and January 1, 2016 is hereby inserted in both places.

6. As-Is, Where-Is. As of the date hereof and as of the commencement date of the Renewal Term, Tenant accepts the Premises in its as-is, where-is, with all faults condition, without provision for work on the Premises by Landlord or for tenant allowance.

Except as hereinabove set forth, the Lease shall remain unaltered and in full force and effect without defense, offset or counterclaim on the part of Tenant. The Lease is hereby reaffirmed and ratified by Landlord and Tenant. This Amendment may be executed in counterparts, and may be circulated by facsimile or PDF, which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this Second Amendment to Office Lease has been executed on the date written above.

TENANT:

OMNICELL, INC., a Delaware corporation

By: [signature]
Name: Randall A. Lipps
Title: CEO

LANDLORD:

POINT PLACE, LLC, a Tennessee limited liability company

By: [signature]
Name: Mark A. Parker
Title: Managing Member

1261982

EXHIBIT "A"

MINIMUM RENT SCHEDULE

Months	Monthly	Annual	$/SF
1-4	$0	$0	$0
5-16	$33,068.00	$396,816.00	$16.000
17-28	$33,729.36	$404,752.32	$16.320
29-40	$34,403.12	$412,837.44	$16.646
41-52	$35,092.03	$421,096.17	$16.979
53-65	$35,794.04	$429,528.51	$17.319
	Total Base Rent:	$2,065,030.30	